Form N-SAR

Sub-Item 77C
Matters Submitted to a Vote of Security Holders
33-63212, 811-7736

Shareholder Meeting

A Special Meeting of Shareholders of the Portfolios was held on June 10, 2010. At the meeting, the following matters were voted on and approved by the Shareholders. The results of the Special Meeting of Shareholders are noted below.

Proposal 1
To elect nine Trustees, each of whom is considered "independent."

                                  Number of Shares              Percentage of Outstanding       Percentage of Shares Voted
                                                                         Shares
       Trustees         Affirmative      Withheld        Total    Affirmative Withheld   Total  Affirmative Withheld     Total
Jerome S. Contro       7,855,307,847   442,811,261   8,298,119,108  76.615%    4.319%   80.934%   94.664%    5.336%     100.000%
William F. McCalpin    7,857,359,595   440,759,513   8,298,119,108  76.635%    4.299%   80.934%   94.688%    5.312%     100.000%
John W. McCarter, Jr.  7,851,984,322   446,134,786   8,298,119,108  76.583%    4.351%   80.934%   94.624%    5.376%     100.000%
John P. McGonigle      7,861,369,717   436,749,392   8,298,119,108  76.674%    4.260%   80.934%   94.737%    5.263%     100.000%
Dennis B. Mullen       7,848,139,711   449,979,397   8,298,119,108  76.545%    4.389%   80.934%   94.577%    5.423%     100.000%
James T. Rothe         7,855,885,543   442,233,565   8,298,119,108  76.621%    4.313%   80.934%   94.671%    5.329%     100.000%
William D. Stewart     7,855,883,028   442,236,080   8,298,119,108  76.621%    4.313%   80.934%   94.671%    5.329%     100.000%
Martin H. Waldinger    7,836,263,289   461,855,819   8,298,119,108  76.429%    4.505%   80.934%   94.434%    5.566%     100.000%
Linda S. Wolf          7,858,724,319   439,394,789   8,298,119,108  76.648%    4.286%   80.934%   94.705%    5.295%     100.000%

Proposal 2a
To approve an amended and restated investment advisory agreement between Forty Portfolio and Janus Capital Management LLC to change the investment advisory fee rate from a fixed rate to a rate that adjusts up or down based upon the Portfolio's performance relative to its benchmark index.

---------------------------------------------------------------------------------------------------------------
                                                                    Number of Shares
---------------------------------------------------------------------------------------------------------------
                           Record Total
       Portfolio            of Shares      Affirmative         Against          Abstain       Broker Non-Votes
---------------------------------------------------------------------------------------------------------------
    Forty Portfolio       1,229,321,442    715,418,680        89,103,378      66,566,315            140
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                 Percentage of Outstanding Shares                      Percentage of Shares Voted
---------------------------------------------------------------------------------------------------------------------------
                                                                 Broker                                             Broker
       Portfolio         Affirmative     Against     Abstain    Non-Votes    Affirmative    Against    Abstain    Non-Votes
---------------------------------------------------------------------------------------------------------------------------
    Forty Portfolio        58.196%       7.248%      5.415%      0.000%        82.129%      10.229%    7.642%       0.000%
---------------------------------------------------------------------------------------------------------------------------

Proposal 2b
To approve an amended and restated investment advisory agreement between Janus Portfolio and Janus Capital Management LLC to change the investment advisory fee rate from a fixed rate to a rate that adjusts up or down based upon the Portfolio's performance relative to its benchmark index.

---------------------------------------------------------------------------------------------------------------
                                                                    Number of Shares
---------------------------------------------------------------------------------------------------------------
                           Record Total
       Portfolio            of Shares      Affirmative         Against          Abstain       Broker Non-Votes
---------------------------------------------------------------------------------------------------------------
    Janus Portfolio       2,584,182,722   1,979,591,773      253,996,337      207,462,968            -
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                 Percentage of Outstanding Shares                      Percentage of Shares Voted
---------------------------------------------------------------------------------------------------------------------------
                                                                 Broker                                             Broker
       Portfolio         Affirmative     Against     Abstain    Non-Votes    Affirmative    Against    Abstain    Non-Votes
---------------------------------------------------------------------------------------------------------------------------
    Janus Portfolio        76.604%       9.829%      8.028%         -          81.096%      10.405%    8.499%         -
---------------------------------------------------------------------------------------------------------------------------

Proposal 2c
To approve an amended and restated investment advisory agreement between Overseas Portfolio and Janus Capital Management LLC to change the investment advisory fee rate from a fixed rate to a rate that adjusts up or down based upon the Portfolio's performance relative to its benchmark index.

---------------------------------------------------------------------------------------------------------------
                                                                    Number of Shares
---------------------------------------------------------------------------------------------------------------
                           Record Total
       Portfolio            of Shares      Affirmative         Against          Abstain       Broker Non-Votes
---------------------------------------------------------------------------------------------------------------
   Overseas Portfolio     2,559,371,694   1,267,324,694      189,120,041      123,824,989           101
---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                 Percentage of Outstanding Shares                      Percentage of Shares Voted
---------------------------------------------------------------------------------------------------------------------------
                                                                 Broker                                             Broker
       Portfolio         Affirmative     Against     Abstain    Non-Votes    Affirmative    Against    Abstain    Non-Votes
---------------------------------------------------------------------------------------------------------------------------
  Overseas Portfolio       49.517%       7.389%      4.838%      0.000%        80.196%      11.968%    7.836%       0.000%
---------------------------------------------------------------------------------------------------------------------------